U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

FEBRUARY 27, 2007

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On February 27, 2007, the Company entered into an agreement to purchase 30,000 shares of Mesa Laboratories, Inc. common stock from one of its current Board of Directors members, Mr. Paul D. Duke.

Under the terms of the agreement, Mesa Laboratories, Inc. would purchase 3,000 shares of Mesa Laboratories, Inc. common stock from Mr. Duke each month beginning in March 2007 through December 2007 at a per share price equal to the volume weighted average price (VWAP) of the common stock for the previous calendar month. While Mr. Duke’s commitment to sell would be binding through the entire term of the buyback period, the company and its Board would retain the right to rescind the agreement at anytime during the period depending upon the circumstances existing at the time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Issuer)

DATED: February 27, 2007	BY:	/s/ Luke R. Schmieder
Luke R. Schmieder
Chief Executive Officer, Treasurer and Chairman